EXHIBIT 99.1

Retail Ventures, Inc. Reports Fourth Quarter and Year End Operating Results

Columbus, Ohio, April 14, 2005 /PRNewswire/ — Retail Ventures, Inc. (NYSE: RVI) today announced its consolidated financial results for the fourth quarter ended January 29, 2005.

Quarter Ended January 29, 2005, compared to the previous year’s Quarter Ended January 31, 2004:

•	Net sales for the thirteen-week period ended January 29, 2005 increased $41.5 million to $761.9 million from $720.4 million for the quarter ended January 31, 2004, a 5.8% increase over the prior year’s thirteen-week period. The company’s comparable store sales for the thirteen-week period decreased 1.7% when compared to the same period last year.

•	The net loss for the quarter was $16.9 million, or $0.50 per share on a diluted basis, compared to net income of $11.3 million, or $0.24 per share on a diluted basis last year.

Fiscal Year Ended January 29, 2005, compared to the Fiscal Year Ended January 31, 2004:

•	Net sales for the fiscal year ended January 29, 2005 were $2.7 billion compared to $2.6 billion for the fiscal year ended January 31, 2004. Total net sales increased $145.4 million, or 5.6% compared to the corresponding period last year. The company’s same store sales decreased 1.0% for the fiscal year.

•	Net loss for the year ended January 29, 2005 was $19.5 million, or $0.57 per share on a diluted basis, compared to a net loss of $5.2 million, or $0.15 per share on a diluted basis for the prior year.

Like many companies in the retail industry, after reviewing its accounting for leasing transactions, the Company restated its consolidated balance sheet at January 31, 2004, and the consolidated statements of operations and cash flows for the years ended January 31, 2004 and February 1, 2003, to correct certain errors in its accounting for two types of leasing transactions. First, the Company’s statements of cash flows reflected construction allowances received as a reduction of capital expenditures (within “investing” cash flows) rather than as an operating lease activity (within “operating” cash flows). Second, the Company had excluded the build-out period of its stores from its straight line rent expense calculations. The impact of the restatement for each of the periods was an increase in the net loss of $0.8 million in each of fiscal 2003 and 2002.

For the 2004 fiscal year, the net loss includes items that the Company believes are not directly related to its ongoing operations. Therefore, the Company is providing supplemental adjusted results that exclude these items. These non-GAAP financial measures should facilitate analysis by investors and others who follow the Company’s financial performance. The items, presented net of tax, are: (1) severance accruals of $8.4 million recorded in the fourth quarter of 2004 attributable to executives no longer with the Company and a workforce reduction in the Value City and services operations, (2) the non-cash write-off of the goodwill for Filene’s Basement, Inc. of $6.9 million in the fourth quarter of 2004, (3) store closing costs of $1.1 million recorded in the fourth quarter of 2004 for two underperforming Value City stores, and (4) impairment of store assets of $0.6 million recorded in the fourth quarter and an additional $0.4 million impairment recorded earlier in 2004. Excluding these items, on a Non-GAAP basis, the net income for the fourth quarter was $0.1 million, or breakeven per share on a diluted basis, and for fiscal year 2004 the net loss was $2.1 million, or $0.06 per share on a diluted basis.

A reconciliation of Non-GAAP results follows:

	Fourth
	Quarter	EPS	Fiscal	EPS
	2004		2004
	(in millions, except per share amounts)
Non-GAAP net income (loss)	$0.1	$—	$(2.1)	$(0.06)

Impairments and other charges (net of tax):
Severance accruals	(8.4)	(0.25)	(8.4)	(0.25)
Write-off of Filene’s Basement goodwill	(6.9)	(0.20)	(6.9)	(0.20)
Store closing charges	(1.1)	(0.03)	(1.1)	(0.03)
Impairment of store assets	(0.6)	(0.02)	(1.0)	(0.03)

Total special items	(17.0)	(0.50)	(17.4)	(0.51)

GAAP net loss	$(16.9)	$(0.50)	$(19.5)	$(0.57)

Retail Ventures, Inc. is a leading off-price retailer operating 116 Value City Department Stores in the Midwest, mid-Atlantic and southeastern U.S., 26 Filene’s Basement Stores in the Northeast and 172 better-branded DSW Shoe Warehouse Stores in major metropolitan areas throughout the country, as of January 29, 2005. DSW also supplies, under supply arrangements, to 202 locations for other non-related retailers in the United States.

Certain of RVI’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future, and include statements in this document regarding forecasts and expectations of the financing to support RVI’s current operating initiatives and growth objectives. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in RVI’s business, and other risks and uncertainties detailed from time to time in RVI’s periodic reports filed with the Securities and Exchange Commission, including RVI’s Form 10-K for the year ended January 29, 2005. One or more of these factors may have affected, and could in the future affect, RVI’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate and that the objectives and plans of RVI will be achieved. Issuance of such forward-looking statements should not be regarded as a representation by RVI or any other person. All forward-looking statements made in this press release are based on information presently available to management, and RVI assumes no obligation to update any forward-looking statements.

SOURCE: Retail Ventures, Inc.

Contact: Jim McGrady, Chief Financial Officer — (614) 478-2208

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	January 29,	January 31,
	2005	2004
		(restated)
ASSETS
Cash and equivalents	$29,258	$14,226
Accounts receivable, net	7,455	8,969
Receivables from related parties	501	137
Inventories	473,051	420,338
Prepaid expenses and other assets	21,112	10,651
Deferred income taxes	64,359	44,933

Total current assets	595,736	499,254

Property and equipment, net	280,454	250,814

Goodwill	25,899	37,619
Tradenames and other intangibles, net	43,460	43,638
Deferred income taxes and other assets	37,806	36,196

Total Assets	$983,355	$867,521

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$202,578	$147,771
Accounts payable to related parties	5,428	3,335
Accrued expenses	150,939	117,130
Current maturities of long-term obligations	611	741

Total current liabilities	359,556	268,977

Long-term obligations, net of current maturities	343,375	326,940
Other noncurrent liabilities	87,710	59,417

Shareholders’ equity	192,714	212,187

Total Liabilities and Shareholders’ Equity	$983,355	$867,521

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	January 29,	January 31,	January 29,	January 31,
	2005	2004	2005	2004
		(restated)		(restated)
Net sales	$761,939	$720,441	$2,739,631	$2,594,206
Cost of sales	484,484	433,923	1,663,215	1,593,214

Gross profit	277,455	286,518	1,076,416	1,000,992
Selling, general and administrative expenses	298,213	259,849	1,076,445	974,944
License fees and other operating income	1,641	1,364	6,714	5,610

Operating (loss) profit	(19,117)	28,033	6,685	31,658
Interest expense, net	9,314	9,372	38,561	38,595

(Loss) income before benefit (provision) for income taxes	(28,431)	18,661	(31,876)	(6,937)
Benefit (provision) for income taxes	11,517	(7,381)	12,428	1,718

Net (loss) income	$(16,914)	$11,280	$(19,448)	$(5,219)

Shares used in per share calculations:
Basic	34,084	33,799	33,956	33,753
Diluted	34,084	52,173	33,956	33,753

Basic (loss) earnings per share	$(0.50)	$0.33	$(0.57)	$(0.15)

Diluted (loss) earnings per share	$(0.50)	$0.24	$(0.57)	$(0.15)

Same store sales:
Value City Department Stores	(4.9)%	(1.3)%	(4.9)%	(0.7)%
DSW Shoe Warehouse	5.8	11.0	4.8	5.6
Filene’s Basement	0.8	8.1	5.0	2.6

Total	(1.7)%	2.0%	(1.0)%	1.2%

Store count at end of period:
Value City Department Stores			116	116
DSW Shoe Warehouse			172	142
Filene’s Basement			26	21

Total			314	279

SOURCE: Retail Ventures, Inc.

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